UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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date of Report (Date of earliest event reported): March 23, 2012 (March 19, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 19, 2012, the Board of Directors of ChinaCast Education Corporation (the “Company”), received a letter dated March 19, 2012 from Michael J. Santos, a member of the Board of Directors and the President-International of the Company, pursuant to which Mr. Santos resigned from the Board of Directors, effective immediately. Mr. Santos will continue to serve as President-International of the Company.

In his resignation letter, Mr. Santos stated (i) his discontent with the manner in which corporate decisions had been made following the election of a new board in January 2012, “given the control of the board by the new slate of independent directors”; (ii) his belief that some corporate decision-making had “adversely affected the Company and its shareholders”; (iii) that “unfounded legal proceedings” and “threats made by certain board members” against him and other members of the management team had “created a hostile and dysfunctional board environment”; and (iv) that these circumstances “greatly inhibit” his ability to continue to perform his fiduciary duties as a board member.

The above description of the contents of the Mr. Santos’ resignation letter is qualified in its entirety by reference to the full text of letter, which is attached as Exhibit 17.1 to this Form 8-K and incorporated by reference herein.

(d) On March 23, 2012, ChinaCast Education Corporation (the “Company”) announced that Mr. David Xiaoying Gao had been appointed to its Board of Directors, effective immediately. Mr. Gao has not been appointed to any board committees.

For his service on the Board of Directors, Mr. Gao will receive the same cash compensation as other non-employee directors, including a $50,000 annual retainer, a $5,000 annual fee for each committee he is appointed to and serves on, and a $10,000 annual fee for any committee he is appointed to, serves on and chairs. Subject to shareholder approval for additional equity-based compensation for directors, the Board also intends to grant to Mr. Gao 75,000 restricted shares of the Company’s common stock, to be vested over a three year period (assuming continued service).

There are no transactions between Mr. Gao and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release relating to the board changes is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company’s under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

17.1	Letter from Michael J. Santos, dated March 19, 2012.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2012

ChinaCast Education Corporation

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer